Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture, dated as of December 30, 2004 (this “Supplemental Indenture” or “Guarantee”), among Plains Louisiana Inc., a Delaware corporation (“Plains Louisiana”), PXP Louisiana L.L.C., a Delaware limited liability company (“PXP Louisiana,” together with Plains Louisiana, the “New Subsidiary Guarantors”), the entities listed on Annex I hereto (collectively, the “Current Subsidiary Guarantors”), Plains Exploration & Production Company, a Delaware corporation (together with its successors and assigns, the “Issuer”), and JPMorgan Chase Bank, National Association (formerly known as JPMorgan Chase Bank), a national banking association, as Trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, the Current Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Amended and Restated Indenture, dated as of June 18, 2004 (as amended, supplemented, waived or otherwise modified through the date hereof, the “Indenture”), providing for the issuance of 8 3/4% Senior Subordinated Notes due 2012 of the Issuer (the “Securities”);

WHEREAS, Section 3.12 of the Indenture provides that the Issuer is required to cause each Restricted Subsidiary other than the Congo Domestic Subsidiaries or a Foreign Subsidiary created or acquired by the Issuer to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior subordinated basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Issuer, the Current Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Securityholders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. Each New Subsidiary Guarantor hereby becomes a party to the Indenture, as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each New Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2 Guarantee. Each New Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article X of the Indenture on a senior subordinated basis.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to each New Subsidiary Guarantor shall be given as provided in the Indenture to each New Subsidiary Guarantor at the following address, with a copy to the Issuer as provided in the Indenture for notices to the Issuer: c/o Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, Texas 77002.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NUEVO GHANA INC., as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

NUEVO INTERNATIONAL INC., as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

NUEVO OFFSHORE COMPANY, as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

NUEVO PERMIAN INC., as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

NUEVO PERMIAN LIMITED PARTNERSHIP, as a Subsidiary Guarantor

	By:	NUEVO PERMIAN INC., in its capacity as general partner of Nuevo Permian Limited Partnership

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

NUEVO RESOURCES INC., as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

NUEVO TEXAS INC., as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

PACIFIC INTERSTATE OFFSHORE COMPANY, as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

JPMORGAN CHASE BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Carol Logan
Name:	Carol Logan
Title:	Vice President and Trust Officer

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Executive Vice President, General Counsel and Secretary

ARGUELLO INC., as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

PLAINS RESOURCES INTERNATIONAL INC., as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

PXP GULF COAST INC., as a Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Executive Vice President, General Counsel and Secretary

PLAINS LOUISIANA INC., as a New Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

PXP LOUISIANA L.L.C., as a New Subsidiary Guarantor

By:	/s/ John F. Wombwell
Name:	John F. Wombwell
Title:	Vice President and Secretary

Annex I

Nuevo Ghana Inc., a Delaware corporation

Nuevo International Inc., a Delaware corporation

Nuevo Offshore Company, a Delaware corporation

Nuevo Permian Inc., a Delaware corporation

Nuevo Permian Limited Partnership, a Texas limited partnership

Nuevo Resources Inc., a Delaware corporation

Nuevo Texas Inc., a Delaware corporation

Pacific Interstate Offshore Company, a California corporation

Arguello Inc., a Delaware corporation

Plains Resources International Inc., a Delaware corporation

PXP Gulf Coast Inc., a Delaware corporation

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